As filed with the Securities and Exchange Commission on September 7, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------


                           REPEATER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                               77-0535658
         (State of Incorporation)           (I.R.S. Employer Identification No.)

                              -------------------

                                1150 Morse Avenue
                           Sunnyvale, California 94089
                    (Address of principal executive offices)

                              -------------------

                            1990 Incentive Stock Plan
                        Key Executives Stock Option Plan
                           2000 Equity Incentive Plan
                        2000 Employee Stock Purchase Plan
                            (Full title of the plans)


                               KENNETH L. KENITZER
                           Repeater Technologies, Inc.
                                1150 Morse Avenue
                           Sunnyvale, California 94089
                                 (408) 747-1900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                             MARK P. TANOURY, ESQ.
                             DAVID T. EMERSON, ESQ.
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                                 (650) 843-5000

                              -------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                  Proposed Maximum    Proposed Maximum
 Title of Securities       Amount to be          Offering                 Aggregate            Amount of
   to be Registered         Registered           Price per Share(1)   Offering Price(1)    Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par value   10,666,521 shares          $11.25             $120,034,080            $31,689
   $0.001 per share
===========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares of Common Stock subject to outstanding options granted by Repeater Technologies, Inc. (the "Company") under its 1990 Incentive Stock Plan, Key Executives Stock Option Plan and 2000 Equity Incentive Plan or (b) the average of the high and low prices of Registrant's Common Stock on September 6, 2000, as reported on the Nasdaq National Market, for shares of Common Stock reserved for issuance pursuant to future grants of options under the Company's 2000 Equity Incentive Plan and reserved for future issuance under its 2000 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act).

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculation of the registration fee:

                                                           OFFERING PRICE PER SHARE
                                                              (WEIGHTED AVERAGE
TYPE OF SHARES                     NUMBER OF SHARES             EXERCISE PRICE)        AGGREGATE OFFERING PRICE
--------------                     ----------------        ------------------------    ------------------------
Shares of Common Stock                 2,323,417                   $5.06                    $11,756,490
issuable pursuant to
outstanding options under
the 1990 Incentive Stock
Plan

Shares of Common Stock                 1,093,104                   $0.63                       $688,656
issuable pursuant to
outstanding options under
the Key Executives Stock
Option Plan

Shares of Common Stock                   756,850                   $8.49                     $6,425,657
issuable pursuant to
outstanding options under
the 2000 Equity Incentive
Plan

Shares of Common Stock                 5,243,150                  $15.58                    $81,688,277
reserved for issuance
pursuant to future option
grants under the 2000
Equity Incentive Plan

Shares of Common Stock                 1,250,000                  $15.58                    $19,475,000
reserved for future
issuance pursuant to the
2000 Employee Stock
Purchase Plan

Proposed Maximum Aggregate                                                                 $120,034,080
Offering Price


Registration Fee                                                                                $31,689

================================================================================

                                       2.

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Repeater Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's final prospectus filed August 9, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, including any amendment or report filed for the purpose of updating such prospectus.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed August 3, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. An investment partnership of Cooley Godward attorneys and specialists beneficially owns an aggregate of 17,850 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                       1.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER
------
    4.1        Amended and Restated Certificate of Incorporation of the
               Registrant

    4.2*       Bylaws of the Registrant

    4.3*       Specimen Common Stock Certificate

    5.1        Opinion of Cooley Godward LLP

   23.1        Consent of PricewaterhouseCoopers LLP, independent accountants

   23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

   24.1        Power of Attorney is contained on the signature pages.

   99.1*       1990 Incentive Stock Plan and forms of offering documents

   99.2*       Key Executives Stock Option Plan and forms of offering documents

   99.3*       2000 Equity Incentive Plan and forms of offering documents

   99.4*       2000 Employee Stock Purchase Plan and form of offering document

* Documents incorporated by reference to the Company's Registration Statement on Form S-1, as amended (No. 333-31266), declared effective by the Commission on August 8, 2000.

ITEM 9. UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                       2.

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 7, 2000.


                                      REPEATER TECHNOLOGIES, INC.


                                      By:      /s/ KENNETH L. KENITZER
                                         ---------------------------------------
                                                   Kenneth L. Kenitzer
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Kenitzer and Timothy A. Marcotte, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                 TITLE                            DATE
                 ---------                                 -----                            ----

           /s/ KENNETH L. KENITZER                President and Chief Executive      September 7, 2000
---------------------------------------------     Officer and Director
               Kenneth L. Kenitzer                (Principal Executive Officer)

           /s/ TIMOTHY A. MARCOTTE                Vice President and Chief           September 7, 2000
---------------------------------------------     Financial Officer (Principal
               Timothy A. Marcotte                Financial and Accounting
                                                  Officer)

             /s/ JOHN BOSCH                       Director                           September 7, 2000
--------------------------------------------
                 John Bosch

         /s/ CHRIS L. BRANSCUM                    Director                           September 7, 2000
--------------------------------------------
             Chris L. Branscum

           /s/ BANDEL CARANO                      Director                           September 7, 2000
--------------------------------------------
               Bandel Carano

          /s/ RICHARD G. GREY                     Director                           September 7, 2000
--------------------------------------------
              Richard G. Grey

           /s/ PERRY LAFORGE                      Director                           September 7, 2000
--------------------------------------------
               Perry LaForge

          /s/ ALESSANDRO PIOL                     Director                           September 7, 2000
--------------------------------------------
              Alessandro Piol


                                       5.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
------
    4.1        Amended and Restated Certificate of Incorporation of the
               Registrant

    4.2*       Bylaws of the Registrant

    4.3*       Specimen Common Stock Certificate

    5.1        Opinion of Cooley Godward LLP

   23.1        Consent of PricewaterhouseCoopers LLP, independent accountants

   23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

   24.1        Power of Attorney is contained on the signature pages.

   99.1*       1990 Incentive Stock Plan and forms of offering documents

   99.2*       Key Executives Stock Option Plan and forms of offering documents

   99.3*       2000 Equity Incentive Plan and forms of offering documents

   99.4*       2000 Employee Stock Purchase Plan and form of offering document

* Documents incorporated by reference to the Company's Registration Statement on Form S-1, as amended (No. 333-31266), declared effective by the Commission on August 8, 2000.


                                       6.